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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 8, 1998 relating to the consolidated financial statements, which appears in the 1998 Annual Report to Shareholders of Bio-Vascular, Inc., which is incorporated by reference in Bio-Vascular, Inc.'s 1998 Annual Report on Form 10-K for the year ended October 31, 1998. We also consent to the incorporation by reference of our report dated December 8, 1998 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
June 8, 1999